Exhibit 10.4
SECURITIES ESCROW AGREEMENT

THIS SECURITIES ESCROW AGREEMENT (the “Agreement”), dated as of October 31, 2008, is entered into by and among Lihua International, Inc., a Delaware corporation (the “Company”), Vision Opportunity China LP, a closed-ended investment company incorporated in Guernsey, as representative of the Purchasers (the “Purchaser Representative”), Magnify Wealth Enterprise Limited, a company organized in the British Virgin Islands (the “Principal Stockholder”), and Anslow & Jaclin, LLP, with an address at 195 Route 9 South, Suite 204, Manalapan, New Jersey 07726 (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Purchasers will be purchasing from the Company units consisting of 6,818,182 shares of the Company’s Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred”), initially convertible into 6,818,182 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and warrants to purchase, in the aggregate, 1,500,000 shares of Common Stock (the “Warrants”) pursuant to that certain Securities Purchase Agreement (the “Purchase Agreement”) dated as of the date hereof (the “Closing Date”) by and among the Company and the Purchasers (the “Financing”);

WHEREAS, the Company has issued shares of its Common Stock to the Principal Stockholder pursuant to that certain Share Exchange Agreement dated as of October 31, 2008, by and among Magnify Wealth Enterprise Limited, Ally Profit Investments Limited, a British Virgin Islands company (“Ally Profit”), the Company and the original controlling stockholders of the Company (the “Share Exchange Agreement”). Upon consummation of the transactions contemplated by the Share Exchange Agreement, Ally Profit, together with its subsidiaries, became the wholly owned subsidiaries of the Company (the “Share Exchange Transaction”);

WHEREAS, the Company and the Purchaser Representative agree that the capitalization table upon which the transactions contemplated by this Agreement and the Purchase Agreement are based is set forth as Schedule A hereto; and

WHEREAS, as an inducement to the Purchasers to enter into the Purchase Agreement, the Principal Stockholder has agreed to place the Escrow Shares (as hereinafter defined) into escrow for the benefit of the Purchasers in the event the Company fails to achieve the following financial performance thresholds for the 12-month periods ending December 31, 2008 (“2008”) and December 31, 2009 (“2009”):

(a) In 2008, both (i) Net Income, as reported by the Company in its audited financial statements for 2008 (the “2008 Financial Statements”) equals or exceeds $12.0 million, and (ii) 2008 Net Income Earnings Per Share equals or exceeds $0.50 on a fully diluted basis and adjusted for any stock split, dividend, or similar recapitalization. “2008 Net Income Earnings Per Share” is to be calculated by dividing (A) the Net Income, as reported in the 2008 Financial Statements (the “2008 Net Income”) by (B) the aggregate number of shares of the then outstanding Common Stock on a fully-diluted basis, which number shall include, without limitation, (x) the number of shares of Common Stock issuable upon conversion of the Company’s then outstanding shares of Series A Preferred, and (y) the number of shares of Common Stock issuable upon the exercise of any then outstanding preferred stock, warrants, convertible debt, options or other convertible securities of the Company (the performance thresholds set forth in (a)(i) and (ii) above shall be collectively referred to herein as the “2008 Performance Thresholds”);

(b) In 2009, both (i) Net Income, as reported by the Company in its audited financial statements for 2009 (the “2009 Financial Statements”) equals or exceeds $18 million, and (ii) 2009 Net Income Earnings Per Share equals or exceeds $0.76 on a fully diluted basis and adjusted for any stock split, dividend or similar recapitalization. “2009 Net Income Earnings Per Share” is to be calculated by dividing (A) the Net Income, as reported in the 2009 Financial Statements (the “2009 Net Income”) by (B) the aggregate number of shares of the then outstanding Common Stock on a fully-diluted basis, which number shall include, without limitation, (x) the number of shares of Common Stock issuable upon conversion of the Company’s then outstanding shares of Series A Preferred, and (y) the number of shares of Common Stock issuable upon the exercise of any then outstanding preferred stock, warrants, convertible debt, options or other convertible securities, provided, however, that in the event the Company consummates a bona fide initial public offering of Common Stock such shares of Common Stock that are sold up to the first Five Million Dollars ($5,000,000) of such initial public offering shall be excluded from this calculation (all shares sold in the initial public offering in excess of $5,000,000 shall be included in calculating the number of shares of Common Stock issuable upon the exercise of any then outstanding preferred stock, warrants, convertible debt, options or other convertible securities) (the performance thresholds set forth in (b)(i) and (ii) above shall be collectively referred to herein as the “2009 Performance Thresholds” and together with the 2008 Performance Thresholds will be referred to as the “Performance Thresholds”); and

(c) For the purposes hereof, “Net Income” shall be as defined in accordance with US GAAP, provided, however, that Net Income for each of 2008 and 2009 shall be increased by any non-cash charges incurred (i) as a result of the Financing, including without limitation, as a result of the issuance of the Warrants and upon conversion of the Series A Preferred, (ii) as a result of the release of the Escrow Shares to the Principal Stockholder pursuant to the terms of this Agreement, and (iii) as a result of the issuance of ordinary shares of the Principal Stockholder to Mr. Zhu Jianhua upon the exercise of options granted to Mr. Zhu by the Principal Stockholder, as of the date hereof.

WHEREAS, the Company and the Purchaser Representative have requested that the Escrow Agent hold the Escrow Shares on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TERMS OF THE ESCROW

1.1. The parties hereby agree to establish an escrow account (the “Escrow Account”) with the Escrow Agent whereby the Escrow Agent shall hold the Escrow Shares as contemplated by this Agreement.

1.2. Upon the execution of this Agreement, the Principal Stockholder shall deliver to the Escrow Agent stock certificates equal to the number of shares of Common Stock constituting one hundred percent (100%) of the shares of Common Stock underlying the Series A Preferred Shares indicated on Schedule A hereto (such shares of Common Stock delivered by the Principal Stockholder plus such additional number of shares of Common Stock as may be required to be deposited hereunder pursuant to Sections 1.3, 1.4 or 1.5 hereof shall be collectively referred to in this Agreement as the “Escrow Shares”), along with updated stock powers executed in blank, signature medallion guaranteed or in other form and substance acceptable for transfer.

1.3. The parties hereby agree that the Escrow Shares shall be distributed based on and subject to the achievement of the 2008 Performance Thresholds as set forth below:

(i) If the Company achieves less than 50% of each of the 2008 Performance Thresholds, then the number of the Escrow Shares to be distributed to each Purchaser shall be calculated as follows:

(a) A = X
  Y

(b) B = (A)(Z)

Where:	A = such Purchaser’s percentage ownership of Escrow Shares

B =	the number of Escrow Shares to be distributed to such Purchaser

X =	the number of shares of Series A Preferred (on an as converted basis) and Conversion Shares owned by such Purchaser as of the date of distribution of the Escrow Shares (the “Distribution Date”)

Y =	number of Series A Preferred Shares issued on the Closing Date (on an as-converted basis)

Z =	the Escrow Shares

Within five (5) business days of the Purchaser Representative’s receipt of the 2008 Financial Statements pursuant to Section 1.7 hereof, the Purchaser Representative shall provide sole written instructions to the Escrow Agent instructing the Escrow Agent to issue and deliver the Escrow Shares to the Purchasers in accordance with the calculation above. Any Escrow Shares remaining after disbursement to the Purchasers in accordance with the calculation above shall be returned to the Escrow Account. Within five (5) business days after the release of the Escrow Shares to the Purchasers, the Principal Stockholder shall deposit into the Escrow Account stock certificates equal to the number of shares of Common Stock necessary to maintain one hundred percent (100%) of the shares of Common Stock underlying the Preferred Shares initially issuable under the Purchase Agreement in the Escrow Account.

(ii) If the Company achieves at least 50% but less than 95% of the 2008 Performance Thresholds, the Escrow Agent shall deliver to each Purchaser its number of Escrow Shares in accordance with the calculation below.

(a) A = X
  Y

(b) B = 2*(Z*A)

Where:	A = such Purchaser’s percentage ownership of Escrow Shares

B =	the number of Escrow Shares to be distributed to such Purchaser

X =	the number of shares of Series A Preferred (on an as converted basis) and Conversion Shares owned by such Purchaser as of the Distribution Date

Y =	number of Series A Preferred Shares issued on the Closing Date (on an as-converted basis)

Z =	the Escrow Shares multiplied by the Lowest Threshold Percentage

For purposes hereof, the “Lowest Threshold Percentage” means the percentage by which the lowest of the applicable Performance Thresholds was not achieved. By way of example, if the Company’s Earnings Per Share for 2008 is an amount equal to 60% of the 2008 Performance Thresholds and the Company’s Net Income reported on the 2008 Financial Statements is an amount equal to 70% of the 2008 Performance Thresholds, the Lowest Threshold Percentage would be 40% (100%-60%). Within five (5) business days of the Purchaser Representative’s receipt of the 2008 Financial Statements pursuant to Section 1.7 hereof, the Purchaser Representative shall provide sole written instructions to the Escrow Agent instructing the Escrow Agent to issue and deliver the Escrow Shares to the Purchasers in accordance with the calculation above. Any Escrow Shares remaining after disbursement to the Purchasers in accordance with the calculation above shall be returned to the Escrow Account. Within five (5) business days after the release of the Escrow Shares to the Purchasers, the Principal Stockholder shall deposit into the Escrow Account stock certificates equal to the number of shares of Common Stock necessary to maintain one hundred percent (100%) of the shares of Common Stock underlying the Preferred Shares initially issuable under the Purchase Agreement in the Escrow Account.

(iii) If the Company achieves at least 95% of each of the 2008 Performance Thresholds, then the Escrow Shares shall continue to be held in escrow hereunder.

(iv) Notwithstanding anything to the contrary set forth herein, only those Purchasers who own shares of Series A Preferred or Conversion Shares of the Company at the time that the Escrow Shares are distributed hereunder shall be entitled to receive Escrow Shares calculated based on their ownership interest at the time such Escrow Shares are distributed hereunder. Any Escrow Shares not delivered to any Purchaser because such Purchaser no longer holds shares of Series A Preferred or Conversion Shares will be returned to the Escrow Account. If any Purchaser transfers Preferred Shares purchased pursuant to the Purchase Agreement, the rights to the Escrow Shares shall similarly transfer to such transferee, pursuant to the terms in this Agreement, with no further action required by the Purchaser, the transferee or the Company.

1.4. The parties hereby agree that the Escrow Shares shall be distributed based upon and subject to the achievement of the 2009 Performance Thresholds as set forth below:

(i) If the Company achieves less than 50% of each of the 2009 Performance Thresholds, then the number of the Escrow Shares to be distributed to each Purchaser shall be calculated using the same formula set forth in Section 1.3(i) above. Within five (5) business days of the Purchaser Representative’s receipt of the 2009 Financial Statements pursuant to Section 1.7 hereof, the Purchaser Representative shall provide sole written instruction to the Escrow Agent instructing the Escrow Agent to issue and deliver the Escrow Shares to the Purchasers in accordance with the calculation set forth in Section 1.3(i) above. Any Escrow Shares remaining after disbursement to the Purchasers shall be returned to the Principal Stockholder.

(ii) If the Company achieves at least 50% but less than 95% of the 2009 Performance Thresholds, the Escrow Agent shall deliver to each Purchaser its number of Escrow Shares in accordance with the calculation set forth in Section 1.3(ii) above. Within five (5) business days of the Purchaser Representative’s receipt of the 2009 Financial Statements pursuant to Section 1.7 hereof, the Purchaser Representative shall provide sole written instruction to the Escrow Agent instructing the Escrow Agent to issue and deliver the Escrow Shares to the Purchasers in accordance with the calculation set forth in Section 1.3(ii) above. Any Escrow Shares remaining after disbursement to the Purchasers shall be returned to the Principal Stockholder.

(iii) In the event the Company achieves at least 95% of each of the 2009 Performance Thresholds, all of the Escrow Shares shall be returned to the Principal Stockholder at the address set forth in Section 3.2 hereof.

(iv)  Notwithstanding anything to the contrary set forth herein, only those Purchasers who own shares of Series A Preferred or Conversion Shares of the Company at the time that the Escrow Shares are distributed hereunder shall be entitled to receive Escrow Shares calculated based on their ownership interest at the time when such Escrow Shares are distributed hereunder. If any Purchaser transfers Preferred Shares purchased hereunder, any Escrow Shares pursuant to this Agreement shall similarly transfer to such transferee with no further action required by the Purchaser, the transferee or the Company. Any Escrow Shares not delivered to any Purchaser because such Purchaser no longer holds shares of Series A Preferred or Conversion Shares will be returned to the Principal Stockholder.

1.5. If the Company and the Principal Stockholder fail to timely comply with their respective obligations set forth in Section 3.22 of the Purchase Agreement (the “Listing Obligation”), then upon sole written instruction by the Purchaser Representative to the Escrow Agent, 750,000 of the Escrow Shares (the “Penalty Shares”) shall be distributed from the Escrow Account. Each Purchaser shall receive such number of Penalty Shares calculated as follows:

A = (Z)*(X/Y)

Where:	A = the number of Penalty Shares to be distributed to such Purchaser

X =	the number of shares of Series A Preferred (on an as converted basis) and Conversion Shares owned by such Purchaser as of the Distribution Date

Y =	the number of Series A Preferred Shares issued as of the Closing Date (on an as converted basis)

Z =	the Penalty Shares

Within five (5) business days after the release of the Penalty Shares to the Purchasers, the Principal Stockholder shall deposit into the Escrow Account, stock certificates evidencing an aggregate of 750,000 shares of Common Stock.

1.6. If the Company does not achieve either of the 2008 Performance Thresholds or either of the 2009 Performance Thresholds and/or if the Company does not comply with the Listing Obligation, the Company shall use reasonable best efforts to promptly cause the Escrow Shares or the Penalty Shares, as applicable, to be delivered to the Purchasers, including causing its transfer agent to promptly, but in no event longer than five (5) business days, transfer the certificates into the names of the Purchasers and causing its securities counsel to provide any written instruction required by the Escrow Agent in a timely manner so that the issuances and delivery contemplated above can be achieved within five business days following delivery of the 2008 Financial Statements or 2009 Financial Statements, as applicable, to the Purchaser Representative, or, within five business days of October 31, 2009, in the case of the Penalty Shares.

1.7. The Company will provide the Purchaser Representative with (i) the Company’s audited financial statements for 2008, prepared in accordance with US GAAP, no later than the date for filing the Company’s Annual Report on Form 10-K for 2008, including any extension for filing the 2008 Annual Report which may be requested under Rule 12b-25 of the Securities Exchange Act of 1934, as amended (the “Annual Report”) with the Securities and Exchange Commission (“SEC”), and (ii) the Company’s audited financial statements for 2009, prepared in accordance with US GAAP, on or before the date for filing the Company’s 2009 Annual Report with the SEC, so as to allow the Purchaser Representative the opportunity to evaluate whether each of the 2008 Performance Thresholds and each of the 2009 Performance Thresholds were attained. In the event that the Purchaser Representative receives the financial information prior to its dissemination by the Company in either a press release or in the Company’s periodic reports filed with the SEC, the Company shall issue a press release announcing the information or file a Form 8-K as required under Regulation FD.

ARTICLE II
REPRESENTATIONS OF THE PRINCIPAL STOCKHOLDER

2.1. The Principal Stockholder hereby represents and warrants to the Purchasers and the Purchaser Representative as follows:

(i) The Principal Stockholder is the record and beneficial owner of the Escrow Shares placed into escrow pursuant to this Agreement and owns such Escrow Shares, free and clear of all pledges, liens, claims and encumbrances, except encumbrances created by this Agreement and the Principal Stockholder Lock-Up Agreement entered into as of even date herewith and in connection with the Financing. There are no restrictions on the ability of the Principal Stockholder to transfer the Escrow Shares placed into escrow pursuant to this Agreement or to enter into this Agreement other than transfer restrictions under the Principal Stockholder Lock-Up Agreement and/or applicable federal and state securities laws.

(ii) The performance of this Agreement and compliance with the provisions hereof will not violate any provision of any law applicable to the Principal Stockholder and will not conflict with or result in any material breach of any of the terms, conditions or provisions of, or constitute a default under the terms of the certificate of incorporation or by-laws of the Principal Stockholder, or any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Principal Stockholder or affecting the Escrow Shares or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Principal Stockholder, the creation of which would have a material adverse effect on the business and operations of the Principal Stockholder. No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Principal Stockholder, other than those already obtained.

ARTICLE III
MISCELLANEOUS

3.1. The Company, at the time of the Closing, will pay Escrow Agent a total of $2,000 for all services rendered by Escrow Agent hereunder.

3.2. No waiver of, or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

3.3 All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 3.3), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the third business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to Escrow Agent:            Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, New Jersey 07726
Attention: Joseph M. Lucosky, Esq.
Tel No.: 732-409-1212
Fax No.: 732-588-1188

If to the Company or the Principal Stockholder:

Lihua International, Inc.
c/o Lihua Holdings Limited,
Houxiang Five Star Industry District
Danyang City, Jiangsu Province, PRC
Attention: Mr. Zhu Jianhua
Tel. No.: 86 -511-8631-7399
Fax No.: 86-511-8631-2040

With a copy to (which shall not constitute notice):
Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Mitchell S. Nussbaum, Esq.
Tel. No.: (212) 407-4000
Fax No.: (212) 407-4990

If to the Purchaser Representative:
Vision Opportunity China LP
20 W. 55th Street, 5th Floor
New York, New York 10019
Attention: Yiting Liu
Tel. No.: (212) 849-8238
Fax No.: (212) 867-1416

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

3.4. This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

3.5. This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

3.6. Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.

3.7. The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City, Borough of Manhattan.

3.8. The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Principal Stockholder, the Purchaser Representative and the Escrow Agent.

3.9. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud or willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud or willful misconduct.

3.10. The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

3.11. The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud or willful misconduct.

3.12. The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary to properly advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Escrow Agent. The Escrow Agent has acted as legal counsel for one of the Purchasers and may continue to act as legal counsel for such Purchaser from time to time, notwithstanding its duties as the Escrow Agent hereunder. The Company and the Purchasers consent to the Escrow Agent in such capacity as legal counsel for one of the Purchasers and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company and the Purchasers understand that the Escrow Agent is relying explicitly on the foregoing provision in entering into this Escrow Agreement.

3.13. The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and the Purchasers. In the event of any such resignation, the Purchasers and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent.

3.14. If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall use its best efforts to join in furnishing such instruments.

3.15. It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Shares and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York, Borough of Manhattan, in accordance with the applicable procedure therefor.

3.16. The Company agrees to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

[Signature Page Follows]

[SIGNATURE PAGE TO SECURITIES ESCROW AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 31st day of October, 2008.

LIHUA INTERNATIONAL, INC.

By:	/s/ Zhu Jianhua
Name: Zhu Jianhua
Title: Chief Executive Officer and President

PURCHASER REPRESENTATIVE:

VISION OPPORTUNITY CHINA LP

By:	/s/ Adam Benowitz
Name:  Adam Benowitz
Title: Authorized Signatory

ESCROW AGENT:

ANSLOW & JACLIN, LLP

By:	/s/ Greg E. Jaclin
Name: Gregg E. Jaclin
Title: Partner

PRINCIPAL STOCKHOLDER:

By:	/s/ Zhu Jianhua
Name: Magnify Wealth Enterprise Limited
Authorized Signatory: Zhu Jianhua

Schedule A

6,818,182 shares of Common Stock to be deposited as Escrow Shares